    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 1998

                                             REGISTRATION NO. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                        ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                         FAMOUS DAVE'S OF AMERICA, INC.
             (Exact name of registrant as specified in its charter)



               Minnesota                               41-1782300
(State or other jurisdiction of          (IRS Employer incorporation
incorporation or organization)           Identification No.)

                            7279 Flying Cloud Drive
                         Eden Prairie, Minnesota  55344
          (Address, including zip code of principal executive offices)

                   -------------------------------------------

                    1995 STOCK OPTION AND COMPENSATION PLAN
                              (Full title of plan)

                   -------------------------------------------

                               Douglas S. Lanham
                            Chief Executive Officer
                            7279 Flying Cloud Drive
                         Eden Prairie, Minnesota  55344
                                 (612) 833-9300
         (Name, and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                             William M. Mower, Esq.
                       Maslon Edelman Borman & Brand, LLP
                              3300 Norwest Center
                          Minneapolis, Minnesota 55402
                                 (612) 672-8200


------------------------------------------------------------------------------------------------------------
                                      CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                          PROPOSED MAXIMUM      PROPOSED MAXIMUM
OF SECURITIES TO BE       AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING         AMOUNT OF
    REGISTERED             REGISTERED            SHARE (1)             PRICE (1)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
Common stock ($0.01
par value per
share)                   200,000 shares          $6.00             $1,200,000.00             $354.00
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq Stock Market on April 6, 1998.

                                   PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

(a) The contents of Registration Statement on Form S-8 No. 333-16299, filed on November 18, 1996;

(b) The description of the Registrant's common stock included under the caption "Securities to be Registered" in its Registration Statement on Form 8-A, dated October 25, 1996, including any amendments or reports filed for the purpose of updating such description; and

(c) The Registrant's Annual Report on Form 10-K for the year ended December 28, 1997 filed on March 30, 1998.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8. Exhibits.

  4.1  1995 Stock Option and Compensation Plan (incorporated by reference to
       Exhibit 10.6 to Registrant's registration statement on Form SB-2 (file no. 333-10675).

  4.2 Amendment to 1995 Stock Option and Compensation Plan dated August 12, 1996 (incorporated by reference to Exhibit 10.13 to Registrant's registration statement on Form SB-2 (file no. 333-10675).

  4.3 Amendment to 1995 Stock Option and Compensation Plan dated February 4, 1997 (incorporated by reference to Exhibit 10.9 to Registrant's annual report on Form 10-K for the year ended December 29, 1996.

  5.   Opinion of Maslon Edelman Borman & Brand, LLP.

23A.   Consent of Lund Koehler Cox & Company, PLLP

23B.   Consent of Maslon Edelman Borman & Brand, LLP (contained in Exhibit 5).




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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 6, 1998.

                                  FAMOUS DAVE'S OF AMERICA, INC.


                                  By:      /s/ Douglas S. Lanham
                                      -------------------------------------
                                           Douglas S. Lanham
                                           Chief Executive Officer
                                           (Principal Executive Officer)


                                  By:      /s/ Daniel F. Moorse
                                      -------------------------------------
                                           Daniel F. Moorse
                                           Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 6th day of April, 1998, by the following persons in the capacities indicated:


Signature                  Title
---------                  -----


/s/ David W. Anderson
---------------------      Chairman of the Board of Directors
David W. Anderson


/s/ Douglas S. Lanham
---------------------      Chief Executive Officer and Director
Douglas S. Lanham


/s/ Thomas J. Brosig
--------------------       Director
Thomas J. Brosig


/s/ Richard L. Monfort
----------------------     Director
Richard L. Monfort


/s/ Martin J. O'Dowd
--------------------       Director
Martin J. O'Dowd

                                EXHIBIT INDEX
Exhibit                                                                  Page
-------                                                                  ----

  5.   Opinion of Maslon Edelman Borman & Brand, LLP.

 23A.  Consent of Lund Koehler Cox & Company, PLLP.















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